[LOGO]  SUN
        Bancorp, Inc.


News Release

For Immediate Release

Contact:          Dan Chila, EVP, Chief Financial Officer (856) 691-7700

                  Sun Bancorp, Inc. Reports Second Quarter Results;
                    Outlines Further Moves to Improve Profitability

Our mission is uncompromising...
          ...to be the Premier Community Bank in every community we serve

VINELAND, NJ, July 24, 2006 - Sun Bancorp, Inc. (NASDAQ:SNBC) today reported net income of $3.8 million, or $.18 per share, for the quarter ended June 30, 2006, compared to net income of $4.8 million, or $.24 per share, for the second quarter of 2005. The current quarter includes approximately $400,000 in pre-tax severance related charges ($.01 per share). Earnings per share data is adjusted for the 5% common stock dividend declared in April 2006 and paid on May 18, 2006.

         For the six months ended June 30, 2006, the Company reported net income of $8.0 million, or $.38 per share, compared to $9.9 million, or $.49 per share, in the prior period.

         "The reported second quarter results are in line with our preliminary announcement of June 26, 2006," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly owned subsidiary Sun National Bank. "As I stated in the June 26 preliminary release, we have intensified our focus on enhancing profitability. We are currently conducting an internal review and assessment of our operations which will lead to further measures during 2006 to increase revenue and reduce the annualized run rate of overhead expenses."

         "Today we are announcing several prudent and necessary new initiatives that will significantly contribute to our improved performance goal," Bracken said.

         The  developments  outlined  below  are in  addition  to Sun's  June 26 announcement, in which the Company said it was reducing staff by about 8% company-wide to produce an annualized pre-tax cost savings of approximately $3.5 million.

                                    --more--

Sun Bancorp 2Q 2006 - page two

     o The Company continues to evaluate the scope and efficiency of its branch network and has identified a total of five branches that will be sold or consolidated over the balance of 2006. The annualized run rate of expense savings is projected at approximately $1.0 million.

     o The Company has reviewed several of its major operating services vendor contracts and has negotiated, or is in the final stages of negotiating, new and/or updated contracts that are expected to produce an estimated annualized savings of $1.0 million for 2007.

     o The Company continues to review and evaluate non-interest income opportunities. Several fee enhancements that are expected to increase annualized fee income by approximately $1.4 million have been identified and implemented.

     "These specific new initiatives, combined with the previously announced staff reductions, are expected to increase our annual pre-tax revenue run rate by approximately $7.0 million in 2007," according to Bracken.

     "We are also focused on improving the performance of our retail franchise. As we noted in our June 26 release, we are optimistic that the consulting initiatives currently underway with Ms. Anat Bird, combined with the national search for a senior executive to head the retail business, will result in significant progress toward achieving a high-performance retail banking organization. We are already seeing the effect of Ms. Bird's engagement in our second quarter non-interest income increase," Bracken said. "With the external environment as challenging as it is, we will intensify our internal focus to become as efficient and productive as we need to be. To that end, we have made some tough decisions and will need to make more. We are committed to finish the job we set out to do five years ago - to transform Sun Bank into a high performing, dominant bank within our footprint. To do that, we need to improve our profit significantly while enhancing our customer service and continuing to increase our marketplace momentum. Everything we are doing is targeted at those goals."

     In shifting his commentary to the key factors driving results during the second quarter, Bracken said the Company, "again had good sequential quarter loan growth, net interest margin increased and was better than forecasted, credit quality remained stable, and non-interest income is trending favorably. Non-interest expenses and our efficiency ratio increased over the linked quarter and are the focus of our attention and are proactively being addressed."

                                    --more--

Sun Bancorp 2Q 2006 - page three

     The following is an overview of the key financial highlights for the quarter:

     o Total assets were $3.210 billion at June 30, 2006, compared to $3.286 billion at March 31, 2006, and $3.141 billion at June 30, 2005. On January 19, 2006, the Company acquired assets of approximately $164 million and recorded purchase adjustments of approximately $23 million from the acquisition of Advantage Bank.

     o Total loans before allowance for loan losses were $2.295 billion at June 30, 2006, an increase of $356.7 million, or 18.4%, over total loans at June 30, 2005, and a linked quarter increase of $80.6 million, or 3.6%, over March 31, 2006.

     o Credit quality trends remain stable. Total non-performing assets were $12.4 million at June 30, 2006, or 0.54% of total loans and real estate owned, a decrease of $1.8 million from $14.2 million, or 0.73% of total loans and real estate owned at June 30, 2005. On a linked quarter basis, total non-performing assets decreased $580,000, or 4.5%. The Bank has outstanding loans totaling $4.9 million that are either directly or indirectly related to a real estate investor in Monmouth County, NJ, who has been accused of engaging in fraudulent activities with a large local bank. All loans are performing and well secured by commercial real estate in Monmouth County and first mortgage liens on his personal residence.

     o Total deposits were $2.586 billion at June 30, 2006, an increase of $44.8 million, or 1.8%, over deposits at June 30, 2005, and a decrease of $17.0 million, or 0.7%, over the linked quarter.

     o Net interest income (tax-equivalent basis) for the second quarter of $25.3 million increased $737,000 over the linked quarter. Net interest margin for the quarter of 3.48% increased over the linked first quarter margin of 3.40%.

                                    --more--

Sun Bancorp 2Q 2006 - page four

     o Total operating non-interest income for the quarter of $5.1 million increased 18.4% over the comparable prior year period and increased 14.8% over the linked first quarter 2006. The increase over the prior year period was primarily due to increases of approximately $160,000 in total non-interest income from the January 2006 Advantage Bank acquisition, $230,000 in service charge income, $130,000 in third party investment products revenue, $75,000 in debit card fee income, $60,000 in gain on sale of loans, and $65,000 in residential mortgage fees. The linked quarter increase is primarily due to increases in service charge income of approximately $498,000, and residential mortgage fees of $70,000. Offsetting these increases in the linked quarter was a decrease in gain on sale of loans of approximately $125,000.

     o Total operating non-interest expenses, excluding $400,000 in severance related charges for the quarter, were $23.2 million, up $1.9 million, or 8.9%, over the comparable prior year period. Of the $1.9 million, approximately $900,000 relates to the Advantage Bank acquisition. The remaining increase is primarily due to increases of approximately $300,000 in salaries and benefits, $160,000 in professional fees relating to non-performing assets, and $140,000 on the loss on the sale of real estate owned. Linked quarter operating expenses increased $961,000, or 4.3%. This was primarily due to a $242,000 increase in total non-interest expenses relating to a full second quarter of Advantage Bank expenses, an increase in marketing expenses of $120,000, and an increase in the loss on the sale of real estate owned of approximately $170,000.

         Sun Bancorp, Inc. will host a conference call with analysts and investment professionals on Tuesday, July 25, 2006, at 11:30 a.m. ET. Interested parties may listen to the live call by dialing 1-800-391-2548 and giving the verbal passcode: vi352014. Listeners may also access the live Web cast through the Sun Bancorp Web site at www.sunnb.com. An Internet-based replay will be available at the Web site for 48 hours following the call.

                                    --more--

Sun Bancorp 2Q 2006 - page five

         Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 80 branch locations in Southern and Central New Jersey, Philadelphia, PA, and New Castle County, DE. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

         The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                    --more--

SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)

                                                    Three months ended               Six months ended
                                               ----------------------------------------------------------------
                                                            June 30,                       June 30,
                                                            --------                       --------
                                                      2006           2005            2006             2005
                                                      ----           ----            ----             ----
     Profitability for the period:
        Net interest income                         $ 25,113       $ 24,079        $ 49,534         $ 48,307
        Provision for loan losses                        875            765           1,500            1,290
        Non-interest income                            5,063          5,095           9,459            9,280
        Non-interest expense                          23,634         21,322          45,907           41,756
        Income before income taxes                     5,667          7,087          11,586           14,541
        Net income                                  $  3,790       $  4,830        $  7,963         $  9,943
                                                    ========       ========        ========         ========

        Return on average assets (1)                    0.47%          0.62%           0.49%            0.65%
        Return on average equity (1)                    4.66%          6.79%           4.99%            7.02%
        Return on average tangible equity (1), (2)      9.17%         13.15%           9.77%           13.54%
        Net interest margin (1)                         3.48%          3.48%           3.44%            3.52%
        Efficiency ratio                               78.32%         73.08%          77.82%           72.51%
     Per share data:
        Earnings per common share (3):
           Basic                                       $0.19          $0.25           $0.40            $0.52
           Diluted                                     $0.18          $0.24           $0.38            $0.49

        Average equity to average assets               10.01%          9.16%           9.85%            9.18%

                                                         June 30,               December 31,
                                                         --------               ------------
                                                     2006           2005            2005
                                                     ----           ----            ----
     At period-end:
        Assets                                   $ 3,210,126    $ 3,140,962     $ 3,107,889
        Deposits                                   2,586,034      2,541,214       2,471,648
        Loans, net                                 2,270,596      1,916,028       2,027,753
        Investments                                  548,726        817,987         729,066
        Borrowings                                   169,027        212,201         243,567
        Shareholders' Equity                         327,669        287,632         295,653

     Credit quality and capital ratios:
        ALLL to total loans                             1.08%          1.16%           1.10%
        Non-performing assets to total loans
           and real estate owned                        0.54%          0.73%           0.56%
        Total allowance for loan losses to
           non-performing loans                       210.06%        176.32%         221.86%

        Total Capital (to Risk-Weighted Assets) (4):
           Sun Bancorp, Inc.                           11.62%         10.89%          11.11%
           Sun National Bank                           10.37%         10.33%          10.50%
        Tier I Capital (to Risk-Weighted Assets) (4):
           Sun Bancorp, Inc.                           10.65%          9.90%          10.14%
           Sun National Bank                            9.40%          9.34%           9.53%
        Leverage Ratio (4):
           Sun Bancorp, Inc.                            9.10%          7.77%           8.20%
           Sun National Bank                            8.03%          7.34%           7.70%

        Book value (3)                                $16.06         $15.10          $15.50
        Tangible book value (3)                        $8.25          $7.91           $8.43

(1)  Annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3)  Data is adjusted for a 5% stock dividend declared in April 2006.
(4)  June 30, 2006 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)

                                                                                  June 30,     December 31,
                                                                                    2006          2005
                                                                                    ----          ----
ASSETS
     Cash and due from banks                                                   $    78,494    $    74,387
     Interest bearing bank balances                                                  8,961          2,707
     Federal funds sold                                                              8,676          8,368
                                                                               -----------    -----------
         Cash and cash equivalents                                                  96,131         85,462
     Investment securities available for sale (amortized cost -
         $514,509; 6/06, $688,073; 12/05)                                          502,296        676,630
     Investment securities held to maturity (estimated fair value -                 28,669         32,445
         $27,585; 6/06, $31,734; 12/05)
     Loans receivable (net of allowance for loan losses -
         $24,680; 6/06, $22,463; 12/05)                                          2,270,596      2,027,753
     Restricted equity investments                                                  17,761         19,991
     Bank properties and equipment, net                                             43,279         42,110
     Real estate owned, net                                                            669          1,449
     Accrued interest receivable                                                    15,659         15,148
     Goodwill                                                                      128,352        104,891
     Intangible assets, net                                                         30,955         29,939
     Deferred taxes, net                                                             6,822          6,761
     Bank owned life insurance                                                      56,515         55,627
     Other assets                                                                   12,422          9,683
                                                                               -----------    -----------
            TOTAL ASSETS                                                       $ 3,210,126    $ 3,107,889
                                                                               ===========    ===========
LIABILITIES
     Deposits                                                                  $ 2,586,034    $ 2,471,648
     Advances from the Federal Home Loan Bank                                      114,163        124,546
     Securities sold under agreements to repurchase - FHLB                          15,000         60,000
     Securities sold under agreements to repurchase - customers                     39,864         59,021
     Obligations under capital lease                                                 5,352          5,400
     Debentures                                                                    108,250         77,322
     Other liabilities                                                              13,794         14,299
                                                                               -----------    -----------
         Total liabilities                                                       2,882,457      2,812,236

SHAREHOLDERS' EQUITY
     Preferred stock, $1 par value, 1,000,000 shares authorized, none issued             -              -
     Common stock, $1 par value, shares authorized, 50,000,000
         issued, 20,408,659; 6/06, 18,168,530; 12/05                                20,409         18,169
     Additional paid in capital                                                    303,694        264,152
     Retained earnings                                                              11,503         20,757
     Accumulated other comprehensive loss                                           (7,937)        (7,425)
                                                                               -----------    -----------
     Total shareholders' equity                                                    327,669        295,653
                                                                               -----------    -----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 3,210,126    $ 3,107,889
                                                                               ===========    ===========

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                           For the Three Months      For the Six Months
                                                               Ended June 30,          Ended June 30,
                                                           --------------------     -------------------
                                                              2006        2005       2006        2005
                                                              ----        ----       ----        ----
INTEREST INCOME:
     Interest and fees on loans                            $ 39,714    $ 30,679   $ 76,309    $ 59,755
     Interest on taxable investment securities                5,015       6,036     10,592      12,164
     Interest on non-taxable investment securities              341         422        597         890
     Dividends on restricted equity investments                 262         211        576         399
     Interest on federal funds sold                             232         290        512         330
                                                           --------    --------   --------    --------
        Total interest income                                45,564      37,638     88,586      73,538
                                                           --------    --------   --------    --------
INTEREST EXPENSE:
     Interest on deposits                                    15,964       9,883     29,611      18,007
     Interest on borrowed funds                               2,377       2,428      5,421       4,850
     Interest on debentures                                   2,110       1,248      4,020       2,374
                                                           --------    --------   --------    --------
        Total interest expense                               20,451      13,559     39,052      25,231
                                                           --------    --------   --------    --------
           Net interest income                               25,113      24,079     49,534      48,307
Provision for loan losses                                       875         765      1,500       1,290
                                                           --------    --------   --------    --------
     Net interest income after provision for loan losses     24,238      23,314     48,034      47,017
                                                           --------    --------   --------    --------
NON-INTEREST INCOME:
     Service charges on deposit accounts                      2,622       2,300      4,746       4,538
     Other service charges                                       80          70        158         115
     (Loss) gain on sale of fixed assets                         (7)          3         (7)        103
     Gain on sale of loans                                      149          89        433         430
     Gain (loss) on sale of investment securities                 -         809        (20)        809
     Other                                                    2,219       1,824      4,149       3,285
                                                           --------    --------   --------    --------
        Total non-interest income                             5,063       5,095      9,459       9,280
NON-INTEREST EXPENSE:
     Salaries and employee benefits                          12,110      10,859     23,587      21,103
     Occupancy expense                                        2,849       2,648      5,793       5,727
     Equipment expense                                        2,084       1,883      4,011       3,861
     Data processing expense                                  1,103       1,061      2,162       1,992
     Amortization of intangible assets                        1,193       1,117      2,381       2,264
     Other                                                    4,295       3,754      7,973       6,809
                                                           --------    --------   --------    --------
        Total non-interest expenses                          23,634      21,322     45,907      41,756
                                                           --------    --------   --------    --------
INCOME BEFORE INCOME TAXES                                    5,667       7,087     11,586      14,541
INCOME TAXES                                                  1,877       2,257      3,623       4,598
                                                           --------    --------   --------    --------
NET INCOME                                                 $  3,790    $  4,830   $  7,963    $  9,943
                                                           ========    ========   ========    ========

Basic earnings per share (1)                               $   0.19    $   0.25   $   0.40    $   0.52
Diluted earnings per share (1)                             $   0.18    $   0.24   $   0.38    $   0.49

(1) Data is adjusted for a 5% stock dividend declared in April 2006.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
    (Dollars in thousands, except per share data)

                                                         2006           2006            2005            2005            2005
                                                          Q2             Q1              Q4              Q3              Q2
                                                          --             --              --              --              --
Balance Sheet at quarter end:
    Loans:
        Commercial and industrial                   $ 1,898,976     $ 1,846,580     $ 1,732,202     $ 1,674,263     $ 1,657,521
        Home equity                                     206,642         183,363         155,561         137,693         134,057
        Second mortgage                                  77,802          72,344          53,881          45,238          46,955
        Residential real estate                          27,509          28,846          30,162          28,785          26,500
        Installment                                      84,347          83,497          78,410          75,796          73,500
                                                    -----------     -----------     -----------     -----------     -----------
           Total loans                                2,295,276       2,214,630       2,050,216       1,961,775       1,938,533
             Allowance for loan losses                  (24,680)        (24,448)        (22,463)        (22,310)        (22,505)
                                                    -----------     -----------     -----------     -----------     -----------
               Net Loans                              2,270,596       2,190,182       2,027,753       1,939,465       1,916,028
    Goodwill                                            128,352         128,311         104,891         104,891         104,891
    Intangible assets, net                               30,955          32,148          29,939          31,057          32,174
    Total Assets                                      3,210,126       3,285,798       3,107,889       3,105,310       3,140,962
    Total Deposits                                    2,586,034       2,603,040       2,471,648       2,507,565       2,541,214
    Advances from the Federal Home Loan Bank            114,163         119,382         124,546         129,656         134,713
    Federal funds purchased                                --              --              --              --              --
    Securities repurchase agreements  - FHLB             15,000          70,000          60,000            --              --
    Securities repurchase agreements  - customers        39,864          42,236          59,021          86,315          77,488
    Total shareholders' equity                          327,669         321,355         295,653         291,560         287,632
Quarterly average balance sheet:
    Loans:
        Commercial and industrial                   $ 1,868,587     $ 1,811,832     $ 1,680,757     $ 1,672,481     $ 1,649,491
        Home equity                                     194,103         170,523         144,681         134,382         130,754
        Second mortgage                                  75,059          66,426          46,780          46,350          47,846
        Residential real estate                          28,783          29,472          29,359          27,634          26,728
        Installment                                      86,047          82,450          77,562          74,220          71,477
                                                    -----------     -----------     -----------     -----------     -----------
           Total loans                                2,252,579       2,160,703       1,979,139       1,955,067       1,926,296
    Securities and other earning assets                 657,636         731,744         825,608         899,276         863,176
    Total earning assets                              2,910,215       2,892,447       2,804,747       2,854,343       2,789,472
    Total assets                                      3,250,205       3,225,820       3,102,434       3,159,051       3,106,121
    Non-interest-bearing demand deposits                503,082         496,249         514,783         516,778         487,508
    Total deposits                                    2,599,597       2,533,158       2,510,918       2,556,947       2,461,027
    Total interest-bearing liabilities                2,407,521       2,399,663       2,281,743       2,334,909       2,318,221
    Total shareholders' equity                          325,346         312,428         293,575         292,369         284,654
Capital and credit quality  measures:
    Total Capital (to Risk-Weighted Assets) (1):
        Sun Bancorp, Inc.                                 11.62%          11.53%          11.11%          11.14%          10.89%
        Sun National Bank                                 10.37%          10.40%          10.50%          10.55%          10.33%
    Tier I Capital (to Risk-Weighted Assets) (1):
        Sun Bancorp, Inc.                                 10.65%          10.56%          10.14%          10.15%           9.90%
        Sun National Bank                                  9.40%           9.43%           9.53%           9.57%           9.34%
    Leverage Ratio (1):
        Sun Bancorp, Inc.                                  9.10%           8.91%           8.20%           7.84%           7.77%
        Sun National Bank                                  8.03%           8.00%           7.70%           7.41%           7.34%

    Average equity to average assets                      10.01%           9.69%           9.46%           9.25%           9.16%

    ALLL to total loans                                    1.08%           1.10%           1.10%           1.14%           1.16%
    Non-performing assets to total loans
       and real estate owned                               0.54%           0.59%           0.56%           0.71%           0.73%
    Total allowance for loan losses to
       non-performing loans                              210.06%         214.49%         221.86%         179.60%         176.32%
Other data:
    Net (charge-offs) recoveries                    $      (642)    $       101     $      (368)    $      (694)    $      (497)
                                                    ===========     ===========     ===========     ===========     ===========
    Non-performing assets:
        Non-accrual loans                           $    11,447     $    11,049     $     9,957     $    11,848     $    12,663
        Loans past due 90 days and accruing                 302             349             168             574             102
        Real estate owned, net                              669           1,600           1,449           1,437           1,437
                                                    -----------     -----------     -----------     -----------     -----------
          Total non-performing assets               $    12,418     $    12,998     $    11,574     $    13,859     $    14,202
                                                    ===========     ===========     ===========     ===========     ===========

(1) June 30, 2006 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
     (Dollars in thousands, except per share data)

                                                        2006             2006             2005             2005            2005
                                                         Q2               Q1               Q4               Q3              Q2
                                                         --               --               --               --              --
Profitability for the quarter:
     Tax-equivalent interest income              $     45,746     $     43,159     $     40,458     $     39,483    $     37,854
     Interest expense                                  20,451           18,601           15,643           14,840          13,559
        Tax-equivalent net interest income             25,295           24,558           24,815           24,643          24,295
        Tax-equivalent adjustment                         182              137              123              127             216
     Provision for loan losses                            875              625              520              500             765
          Non-interest income excluding
            security gains, branch sales and
            fixed asset sales                           5,070            4,416            4,493            4,612           4,283
     Security (loss) gain                                   -              (20)             (36)               -             809
     (Loss) gain on sale of fixed assets                   (7)               -              (58)               -               3
           Non-interest expense excluding
             amortization of intangible assets         22,441           21,085           20,612           20,062          20,205
     Amortization of intangible assets                  1,193            1,188            1,116            1,117           1,117
     Income before income taxes                         5,667            5,919            6,843            7,449           7,087
     Income tax expense                                 1,877            1,746            2,259            2,455           2,257
     Net Income                                  $      3,790     $      4,173     $      4,584     $      4,994    $      4,830
                                                 ============     ============     ============     ============    ============

Financial ratios:
     Return on average assets (1)                        0.47%            0.52%            0.59%            0.63%           0.62%
     Return on average equity (1)                        4.66%            5.34%            6.25%            6.83%           6.79%
     Return on average tangible equity (1), (2)          9.17%           10.38%           11.60%           12.83%          13.15%
     Net interest margin (1)                             3.48%            3.40%            3.54%            3.45%           3.48%
     Efficiency ratio                                   78.32%           77.29%           74.69%           72.71%          73.08%
Per share data:
     Earnings per common share (3), (4):
        Basic                                    $       0.19     $       0.21     $       0.24     $       0.26    $       0.25
        Diluted                                  $       0.18     $       0.20     $       0.23     $       0.25    $       0.24

     Book value (3)                              $      16.06     $      15.98     $      15.50     $      15.30    $      15.10
     Tangible book value (3)                     $       8.25     $       8.00     $       8.43     $       8.17    $       7.91
     Average basic shares                          20,361,974       19,783,965       19,014,830       19,048,105      19,037,677
     Average fully diluted shares                  21,321,236       21,012,311       20,197,797       20,308,659      20,271,762
 Operating non-interest income breakdown:
     Service charges on deposit accounts         $      2,622     $      2,124     $      2,174     $      2,245    $      2,300
     Other service charges                                 80               78               76               88              70
     Gain on sale of loans                                149              284              241              318              89
     Other income                                       2,219            1,930            2,002            1,961           1,824
                                                 ------------     ------------     ------------     ------------    ------------
        Total operating non-interest income             5,070            4,416            4,493            4,612           4,283
Non-operating income items:
     (Loss) gain on sale of investment securities           -              (20)             (36)               -             809
     (Loss) gain on sale of fixed assets                   (7)               -              (58)               -               3
                                                 ------------     ------------     ------------     ------------    ------------
        Non-operating income before tax effect             (7)             (20)             (94)               -             812
                                                 ------------     ------------     ------------     ------------    ------------
Total non-interest income                        $      5,063     $      4,396     $      4,399     $      4,612    $      5,095
                                                 ============     ============     ============     ============    ============
Operating non-interest expense breakdown:
     Salaries and employee benefits              $     11,710     $     11,477     $     10,823     $     10,701    $     10,859
     Occupancy expense                                  2,849            2,944            2,895            2,758           2,648
     Equipment expense                                  2,084            1,927            1,942            1,959           1,883
     Data processing expense                            1,103            1,059            1,063            1,064           1,061
     Amortization of intangible assets                  1,193            1,188            1,116            1,117           1,117
     Other expenses                                     4,295            3,678            3,889            3,580           3,754
                                                 ------------     ------------     ------------     ------------    ------------
        Total operating non-interest expense           23,234           22,273           21,728           21,179          21,322
Non-operating expense items:
     Severance expense                                    400                -                -                -               -
                                                 ------------     ------------     ------------     ------------    ------------
        Total non-operating expense items:                400                -                -                -               -
                                                 ------------     ------------     ------------     ------------    ------------
Total non-interest expense                       $     23,634     $     22,273     $     21,728     $     21,179    $     21,322
                                                 ============     ============     ============     ============    ============

(1)  Annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3)  Data is adjusted for a 5% stock dividend declared in April 2006.
(4) Earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                                Three months ended June 30,        Three months ended June 30,
                                                         ------------------------------------- ------------------------------------
                                                                           2006                                   2005
                                                         ------------------------------------- ------------------------------------
                                                            Average                  Average     Average                  Average
                                                            Balance      Interest   Yield/Cost   Balance        Interest Yield/Cost
                                                            -------      --------   ----------   -------        -------- ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial                          $1,868,587   $   33,000      7.06 %  $1,649,491      $26,278      6.37 %
       Home equity                                           194,103        3,176      6.54       130,754        1,753      5.36
       Second mortgage                                        75,059        1,168      6.22        47,846          760      6.35
       Residential real estate                                28,783          588      8.17        26,728          558      8.35
       Other                                                  86,047        1,782      8.28        71,477        1,330      7.44
                                                          ----------      -------              ----------      -------
          Total loans receivable                           2,252,579       39,714      7.05     1,926,296       30,679      6.37
    Investment securities (3)                                627,863        5,671      3.61       817,461        6,843      3.35
    Interest-bearing deposit with banks                       10,970          129      4.70         6,627           42      2.54
    Federal funds sold                                        18,803          232      4.94        39,088          290      2.97
                                                          ----------      -------              ----------      -------
       Total interest-earning assets                       2,910,215       45,746      6.29     2,789,472       37,854      5.43

    Cash and due from banks                                   79,224                               88,877
    Bank properties and equipment                             43,610                               37,177
    Goodwill and intangibles                                 160,002                              137,712
    Other assets                                              57,154                               52,883
                                                          ----------                           ----------
Non-interest-earning assets                                  339,990                              316,649
                                                          ----------                           ----------
  Total assets                                            $3,250,205                           $3,106,121
                                                          ==========                           ==========



Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit                    $  863,264        5,891      2.73 %  $  858,076        3,639      1.70 %
       Savings deposits                                      343,974        1,284      1.49       427,971        1,253      1.17
       Time deposits                                         889,277        8,789      3.95       687,472        4,991      2.90
                                                          ----------      -------              ----------      -------
         Total interest-bearing deposit accounts           2,096,515       15,964      3.05     1,973,519        9,883      2.00
                                                          ----------      -------              ----------      -------
    Borrowed money
       Repurchase agreements with customers                   39,671          422      4.25        73,122          421      2.30
       FHLB Advances                                         149,761        1,748      4.67       191,722        1,987      4.15
       Federal funds purchased                                 7,967          109      5.47         2,536           20      3.15
       Debentures                                            108,250        2,110      7.80        77,322        1,248      6.46
       Obligations under capital lease                         5,357           98      7.32             -            -         -
                                                          ----------      -------              ----------      -------
          Total borrowings                                   311,006        4,487      5.77       344,702        3,676      4.27

    Total interest-bearing liabilities                     2,407,521       20,451      3.40     2,318,221       13,559      2.34
                                                          ----------      -------              ----------      -------

Non-interest-bearing demand deposits                         503,082                              487,508
Other liabilities                                             14,258                               15,738
                                                          ----------                           ----------
  Total liabilities                                        2,924,861                            2,821,467

Shareholders' equity                                         325,346                              284,654
                                                          ----------                           ----------
  Total liabilities and stockholders' equity              $3,250,207                           $3,106,121
                                                          ==========                           ==========

Net interest income                                                       $25,295                              $24,295
                                                                          =======                              =======
Interest rate spread (4)                                                               2.89 %                               3.09 %
                                                                                     ======                               ======
Net interest margin (5)                                                                3.48 %                               3.48 %
                                                                                     ======                               ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                            120.88 %                             120.33 %
                                                                                     ======                               ======
-------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                       Six months ended June 30,              Six months ended June 30,
                                                  ---------------------------------      -----------------------------------
                                                                 2006                                  2005
                                                  ---------------------------------      -----------------------------------
                                                    Average               Average           Average               Average
                                                    Balance    Interest  Yield/Cost         Balance   Interest   Yield/Cost
                                                    -------    --------  ----------         -------   --------   ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial                  $1,840,366   $ 63,594      6.91 %       $1,633,501  $ 51,413       6.29 %
       Home equity                                   182,378      5,919      6.49            128,425     3,252       5.06
       Second mortgage                                70,766      2,167      6.12             48,524     1,516       6.25
       Residential real estate                        29,126      1,210      8.31             26,486     1,033       7.80
       Other                                          84,259      3,419      8.12             69,552     2,541       7.31
                                                  ----------    -------                   ----------   -------
          Total loans receivable                   2,206,895     76,309      6.92          1,906,488    59,755       6.27
    Investment securities (3)                        660,568     11,798      3.57            836,300    13,838       3.31
    Interest-bearing deposit with banks               11,667        274      4.70              6,528        73       2.24
    Federal funds sold                                22,250        512      4.60             22,966       330       2.87
                                                  ----------    -------                   ----------   -------
       Total interest-earning assets               2,901,380     88,893      6.13          2,772,282    73,996       5.34

    Cash and due from banks                           79,658                                  83,717
    Bank properties and equipment                     43,460                                  36,985
    Goodwill and intangibles                         155,863                                 136,259
    Other assets                                      57,718                                  53,271
                                                  ----------                              ----------
Non-interest-earning assets                          336,699                                 310,232
                                                  ----------                              ----------
  Total assets                                    $3,238,079                              $3,082,514
                                                  ==========                              ==========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit            $  872,853     11,236      2.57 %       $  831,324     6,347       1.53 %
       Savings deposits                              358,286      2,650      1.48            435,239     2,374       1.09
       Time deposits                                 835,738     15,725      3.76            670,437     9,286       2.77
                                                  ----------    -------                   ----------   -------
         Total interest-bearing deposit accounts   2,066,877     29,611      2.87          1,937,000    18,007       1.86
                                                  ----------    -------                   ----------   -------
    Borrowed money
       Repurchase agreements with customers           40,938        828      4.05             71,467       741       2.07
       FHLB Advances                                 178,670      4,104      4.59            205,350     4,020       3.92
       Federal funds purchased                         6,235        162      5.20              6,042        89       2.94
       Debentures                                    105,516      4,020      7.62             77,322     2,374       6.14
       Obligations under capital lease                 5,378        327      7.30                  -         -          -
                                                  ----------    -------                   ----------   -------
          Total borrowings                           336,737      9,441      5.61            360,181     7,224       4.01

    Total interest-bearing liabilities             2,403,614     39,052      3.25          2,297,181    25,231       2.20
                                                  ----------    -------                   ----------   -------

Non-interest-bearing demand deposits                 499,684                                 487,711
Other liabilities                                     15,860                                  14,533
                                                 -----------                              ----------
  Total liabilities                                2,919,158                               2,799,425

Shareholders' equity                                 318,922                                 283,089
                                                 -----------                              ----------
  Total liabilities and stockholders' equity     $ 3,238,080                              $3,082,514
                                                 ===========                              ==========

Net interest income                                             $49,841                               $ 48,765
                                                                =======                               ========
Interest rate spread (4)                                                     2.88 %                                  3.14 %
                                                                           ======                                  ======
Net interest margin (5)                                                      3.44 %                                  3.52 %
                                                                           ======                                  ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                  120.71 %                                120.68 %
                                                                           ======                                  ======

-------------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.